UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 8, 2012

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.
333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

000-53742	FIRSTENERGY SOLUTIONS CORP.	31-1560186
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

1-2578	OHIO EDISON COMPANY	34-0437786
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

1-3141	JERSEY CENTRAL POWER & LIGHT COMPANY	21-0485010
(A New Jersey Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement.
Item 1.02 Termination of a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
New Credit Facility
On May 8, 2012, FirstEnergy Transmission, LLC (FET, and formerly known as Allegheny Energy Transmission, LLC), American Transmission Systems, Incorporated (ATSI) and Trans-Allegheny Interstate Line Company (TrAILCo), as borrowers, entered into a new five-year syndicated revolving credit facility with aggregate commitments of $1.0 billion (New Credit Facility) with PNC Bank, National Association, as administrative agent, the banks and financial institutions named therein and the fronting banks party thereto from time to time. On May 9, 2012, the commitments under the New Credit Facility were fully drawn by FET and were used to repay $171.3 million of its short-term borrowings under the FirstEnergy Corp. (FirstEnergy) unregulated companies money pool and to pay $3.2 million in expenses related to the closing of the facility. The remainder of the draw, $825.5 million, was invested into the money pool. In addition, on May 10, 2012, $1.0 billion was repaid by FirstEnergy under its existing five-year syndicated revolving credit facility dated as of June 17, 2011 discussed below (FirstEnergy Facility).
The following table describes the borrowing sub-limits for each borrower under the New Credit Facility, as well as the limitations on short-term indebtedness applicable to each borrower under current regulatory approvals and applicable statutory and/or charter limitations.

		Regulatory and
	New Facility	Other Short-Term
Borrower	Sublimit	Debt Limitation
	(In millions)
FET	$1,000	No limitations
ATSI	$100	$100
TrAILCo	$200	$200 *
	* On April 11, 2012, a joint application was filed with the Federal Energy Regulatory Commission seeking authorization to incur short-term debt in the amount of $400 million with respect to TrAILCo.
The New Credit Facility replaces, with respect to ATSI, its $100 million borrowing capability under the FirstEnergy Facility, and with respect to TrAILCo, the $450 million TrAILCo credit facility dated as of January 25, 2010 (TrAILCO Facility) by and among the lenders named therein and BNP Paribas, as administrative agent. The FirstEnergy Facility was amended and extended on May 8, 2012 with respect to the remaining borrowers thereunder, as described below. The TrAILCo Facility was terminated on May 8, 2012.
Commitments under the New Credit Facility will be available until May 8, 2017, unless the lenders agree, at the request of the applicable borrowers, to up to two additional one-year extensions.
Generally, borrowings under the New Credit Facility are available to each borrower separately and will mature on the earlier of 364 days from the date of borrowing or the commitment termination date, as the same may be extended. Upon a borrower demonstrating to the administrative agent authorization to borrow amounts maturing more than 364 days from the date of borrowing, its borrowings will mature on the latest commitment termination date. Proceeds may be used for working capital and other general corporate purposes of the borrowers.
Borrowings under the New Credit Facility may take the form of alternate base rate advances or eurodollar rate advances, borrowed pro rata from all lenders in proportion to their respective commitments.
Outstanding alternate base rate advances will bear interest at a fluctuating interest rate per annum equal to the sum of the highest of (i) the administrative agent's publicly-announced "prime rate", (ii) the sum of 1/2 of 1% per annum plus the federal funds rate in effect from time to time and (iii) the daily London Interbank Offered Rate (LIBOR) for a one-month interest period plus 1% plus an applicable margin determined by reference to the applicable borrower's then-current senior unsecured non-credit enhanced debt ratings (reference ratings). Outstanding eurodollar rate advances will bear interest at LIBOR for interest periods of one, two, three or six months plus an applicable margin determined by reference to the applicable reference ratings. Changes in reference ratings of a borrower would lower or raise its applicable margin depending on whether ratings improved or were lowered, respectively.
Under the New Credit Facility, FET will pay the lenders a commitment fee on the amount of the unused commitments on a quarterly basis based on the reference ratings of FET.
In addition, under the New Credit Facility, borrowers may request from time to time the issuance of letters of credit which may be renewable upon the request of the borrowers and which expire upon the earlier of one year from the date of issuance or the third business day preceding the latest termination date of the New Credit Facility. The stated amount of outstanding letters of credit will count against total commitments available under the New Credit Facility and against the applicable borrower's sub-limit. Currently, the initial fronting banks have agreed to issue up to an aggregate amount of $225 million of letters of credit under the New Credit Facility. Each borrower will pay the lenders a fee equal to the then applicable margin for eurodollar rate advances for such borrower multiplied by the stated amount of each letter of credit issued for its account, in each case for the number of days that such letter of credit is issued but undrawn, payable quarterly.
Under the New Credit Facility, borrowings are available upon customary representations and warranties, terms and conditions for facilities of this type, and the borrowers are subject to certain customary affirmative and negative covenants, including limitations on the ability to sell, lease, transfer or dispose of assets, to grant or permit liens upon properties to secure debt, to merge or consolidate, subject to certain exceptions, the ability to enter into any prohibited transactions as defined in the Employee Retirement Income Security Act of 1974 or the ability to use the proceeds of any borrowing for prohibited purposes. Each borrower is also required to maintain a consolidated debt to total capitalization ratio, as defined in the New Credit Facility, of no more than 0.65 to 1.00 in the case of ATSI and TrAILCo and of no more than 0.70 to 1.00 in the case of FET.
Borrowings under the New Credit Facility are subject to acceleration upon the occurrence of events of default that each borrower considers usual and customary, including a cross-default for other indebtedness in excess of $100 million.
The following banks are parties to the New Credit Facility with individual commitments equal to the indicated percentages of the total commitments:

Banks	Percentage of Total Commitments
PNC Bank, National Association	7.625%
The Royal Bank of Scotland plc	5%
JPMorgan Chase Bank, N.A.	7.625%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	3.8125%
Union Bank, N.A.	3.8125%
Citibank, N.A.	7.625%
CoBank, ACB	15%
TD Bank, N.A.	12.5%
KeyBank National Association	5%
U.S. Bank National Association	5%
Royal Bank of Canada	5%
Sumitomo Mitsui Banking Corporation	5%
The Bank of New York Mellon	2.5%
Credit Suisse AG, Cayman Islands Branch	2.5%
Goldman Sachs Bank USA	2.5%
Morgan Stanley Bank, N.A.	2.5%
The Huntington National Bank	2.5%
UBS Loan Finance LLC	2.5%
First Hawaiian Bank	2%
Extensions and Amendments of Existing Facilities of FirstEnergy and Subsidiaries
On May 8, 2012, FirstEnergy and certain of its subsidiaries entered into extensions and amendments to two existing five-year syndicated revolving credit facilities (Extensions). Each of the $2 billion FirstEnergy Facility and the $2.5 billion FES/AESC Facility (defined below) were dated as of June 17, 2011, and as amended, commitments under each of the Extensions will be available until May 8, 2017, unless the lenders agree, at the request of the applicable borrowers, to up to two additional one-year extensions.
FirstEnergy, The Cleveland Electric Illuminating Company, Metropolitan Edison Company, Ohio Edison Company, Pennsylvania Power Company, The Toledo Edison Company, ATSI, Jersey Central Power & Light Company, Monongahela Power Company, Pennsylvania Electric Company, The Potomac Edison Company and West Penn Power, as borrowers, The Royal Bank of Scotland plc, as administrative agent, and the lending banks, fronting banks and swing line lenders identified therein amended the FirstEnergy Facility to change, among other things, the rates of the applicable margin for Eurodollar Rate Advances and Alternate Base Rate Advances and the applicable commitment fees payable to lenders on a quarterly basis under the FirstEnergy Facility and to remove ATSI as a borrower. Additionally, the Extension of the FirstEnergy Facility allows the borrowers thereunder at any time prior to the commitment termination date, subject to certain conditions and approvals, to request an increase in the total commitments available under the Extension of the FirstEnergy Facility to a maximum of $2.5 billion.

FirstEnergy Solutions Corp. and Allegheny Energy Supply Company, as borrowers, and JPMorgan Chase Bank, N.A., as administrative agent, and the lending banks, fronting banks and swing line lenders identified therein amended the other existing five-year syndicated revolving credit facility (FES/AESC Facility) to change, among other things, the rates of the applicable margin for Eurodollar Rate Advances and Alternate Base Rate Advances and the applicable commitment fees payable to lenders on a quarterly basis.
The borrowers and their affiliates maintain ordinary banking and investment banking relationships with certain of the lenders under these credit facilities.
The above descriptions of the New Credit Facility and the Extensions do not purport to be a complete statement of the relevant parties' rights and obligations thereunder and the transactions contemplated thereby. The above descriptions of such documents are qualified in their entirety by reference to the definitive agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
U.S. $1,000,000,000 Credit Agreement, dated as of May 8, 2012, among FirstEnergy Transmission, LLC, American Transmission Systems, Incorporated and Trans-Allegheny Interstate Line Company, as borrowers, PNC Bank, National Association, as administrative agent, and the lending banks and fronting banks identified therein.

10.2
Amendment, dated as of May 8, 2012, to the Credit Agreement, dated as of June 17, 2011, among FirstEnergy Corp., The Cleveland Electric Illuminating Company, Metropolitan Edison Company, Ohio Edison Company, Pennsylvania Power Company, The Toledo Edison Company, American Transmission Systems, Incorporated, Jersey Central Power & Light Company, Monongahela Power Company, Pennsylvania Electric Company, The Potomac Edison Company and West Penn Power Company, as borrowers, the Royal Bank of Scotland plc, as administrative agent, and the lending banks, fronting banks and swing line lenders identified therein.

10.3
Amendment, dated as of May 8, 2012, to the Credit Agreement, dated as of June 17, 2011, among FirstEnergy Solutions Corp., and Allegheny Energy Supply Company, LLC, as borrowers, JPMorgan Chase Bank, N.A., as administrative agent, and the lending banks, fronting banks and swing line lenders identified therein

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
May 11, 2012

FIRSTENERGY CORP.
Registrant

FIRSTENERGY SOLUTIONS CORP.
Registrant

OHIO EDISON COMPANY
Registrant

By:	/s/ Harvey L. Wagner
Harvey L. Wagner
Vice President, Controller
and Chief Accounting Officer

JERSEY CENTRAL POWER & LIGHT COMPANY
Registrant

By:	/s/ Marlene A. Barwood
Marlene A. Barwood
Controller

Exhibit Index
Exhibit No.                         Description

10.1
U.S. $1,000,000,000 Credit Agreement, dated as of May 8, 2012, among FirstEnergy Transmission, LLC, American Transmission Systems, Incorporated and Trans-Allegheny Interstate Line Company, as borrowers, PNC Bank, National Association, as administrative agent, and the lending banks and fronting banks identified therein.

10.2
Amendment, dated as of May 8, 2012, to the Credit Agreement, dated as of June 17, 2011, among FirstEnergy Corp., The Cleveland Electric Illuminating Company, Metropolitan Edison Company, Ohio Edison Company, Pennsylvania Power Company, The Toledo Edison Company, American Transmission Systems, Incorporated, Jersey Central Power & Light Company, Monongahela Power Company, Pennsylvania Electric Company, The Potomac Edison Company and West Penn Power Company, as borrowers, the Royal Bank of Scotland plc, as administrative agent, and the lending banks, fronting banks and swing line lenders identified therein.

10.3
Amendment, dated as of May 8, 2012, to the Credit Agreement, dated as of June 17, 2011, among FirstEnergy Solutions Corp., and Allegheny Energy Supply Company, LLC, as borrowers, JPMorgan Chase Bank, N.A., as administrative agent, and the lending banks, fronting banks and swing line lenders identified therein.